                                                                    EXHIBIT 10.6

CB  RICHARD ELLIS
SUBLEASE
CB Richard Ellis, Inc.
Brokerage and Management
Licensed Real Estate Broker

1.      PARTIES.
        This Sublease, dated August 31, 1999, is made between A & M Warehouses, Inc. (Sublessor), and 800.COM, Inc. (Suble

2.      MASTER LEASE.
        Sublessor is the lessee under a written lease dated November 24, 1998, wherein INVESCO Realty Advisors leased to Sublessor the real property located in the City of Portland, County of Multnomah State of Oregon, described as an approximate 523,000 square foot warehouse building located at # No. Ramsey Boulevard ("Master Lease"). Said lease has been amended by the following amendments said leases and amendments are herein collectively referred to as the "Master Lease" and are attached hereto as Exhibit "A".

3.      PREMISES.
        Sublessor hereby subleases to Sublessee on the terms and conditions set forth in this Sublease the following portion of the Master Premises ("Premises"): Approximately 210,000 square feet located in the northwest corner of the premises as depicted on Exhibit A-1 and A-2 ("Master Premises").

4.      WARRANTY BY SUBLESSOR.
        Sublessor warrants and represents to Sublessee that the Master Lease has not been amended or modified except as expressly set forth herein, that Sublessor is not now, and as of the commencement of the Term hereof will not be, in default or breach of any of the provisions of the Master Lease, and that Sublessor has no knowledge of any claim by Lessor that Sublessor is in default or breach of any of the provisions of the Master Lease.

5.      TERM.
        The Term of this Sublease shall commence on September 27, 1999, ("Commencement Date"), or when Lessor consents to this Sublease (if such consent is required under the Master Lease), whichever shall last occur, and end on March 31, 2001 ("Termination Date"), unless otherwise sooner terminated in accordance with the provisions of this Sublease. In the event the Term commences on a date other than the Commencement Date, Sublessor and Sublessee shall execute a memorandum setting forth the actual date of commencement of the Term. Possession of the Premises ("Possession") shall be delivered to Sublessee on the commencement of the Term. If for any reason Sublessor does not deliver Possession to Sublessee on the commencement of the Term, Sublessor shall not be subject to any liability for such failure, the Termination Date shall not be extended by the delay, and the validity of this Sublease shall not be impaired, but rent shall abate until delivery of Possession. Notwithstanding the foregoing, if Sublessor has not delivered Possession to Sublessee within thirty (30) days after the Commencement Date, then at any time thereafter and before delivery of Possession, Sublessee may give written notice to Sublessor of Sublessee intention to cancel this Sublease. Said notice shall set forth an effective date for such cancellation which shall be at least ten (10) days after delivery of said notice to Sublessor. If Sublessor delivers Possession to Sublessee on or before such effective date, this Sublease shall remain in full force and effect. If Sublessor fails to deliver Possession to Sublessee on or before such effective date, this Sublease shall be canceled, in which case all consideration previously paid by Sublessee to Sublessor on account of this Sublease shall be returned to Sublessee, this Sublease shall thereafter be of no further force or effect, and Sublessor shall have no further liability to Sublessee on account of such delay or cancellation. If Sublessor permits Sublessee to take Possession prior to the commencement of the Term, such early Possession shall not advance the Termination Date and shall be subject to the provisions of this Sublease, including without limitation the payment of rent.

6.      RENT.
        6.1 Minimum Rent. Sublessee shall pay to Sublessor as minimum rent, without deduction, set off, notice, or demand, at 5002 D Street NW Auburn, WA 98001 or at such other place as Sublessor shall designate from time to time by notice to Sublessee. If the Term begins or ends on a day other than the first or last day of a month, the rent for the partial months shall be pro rated on a per diem basis. Additional provisions:

        SEE RENT SCHEDULE PER ADDENDUM A.

        6.2 Operating Costs. If the Master Lease requires Sublessor to pay to Lessor all or a portion of the expenses of operating the building and/or project of which the Premises are a part ("Operating Costs"), including but not limited to taxes, utilities, or insurance, then Sublessee shall pay to Sublessor as additional rent forty and two tenths percent (40.2%) of the amounts payable by Sublessor for Operating Costs incurred during the Term. Such provides for the payment by Sublessor of Operating Costs on the basis of an estimate thereof, then as and when adjustments between estimated and actual Operating Costs are made under the Master Lease, the obligations of Sublessor and Sublessee hereunder shall be adjusted in a like manner; and if any such adjustment shall occur after the expiration or earlier termination of the Term, then the obligations of Sublessor and Sublessee under this Subsection 6.2 shall survive such expiration or termination. Sublessor shall, upon request by Sublessee, furnish Sublessee with copies of all statements submitted by Lessor of actual or estimated Operating Costs during the Term.

        Sublessee shall be obligated to pay only its prorata share of those costs paid by the Sublessor to Lessor as "Expenses" under the master Lease, and in no event shall Sublessee be obligated to pay to Sublessor any additional costs, fees or other charges that are not paid by Sublessor to Master Lessor as "Expenses" under the Master Lease. Within twenty (20) days of Sublessor's receipt of any statement, including without limitation the annual accounting statement, received from the Lessor with respect to Operating Costs, (which costs the Master Lease Defines as "Expenses"), Sublessor will deliver such statement to Sublessee. Sublessee shall have the same rights as granted to Sublessor in the Master Lease to dispute any item or amount included in Operating Costs, which shall be given by written notice to Sublessor within twenty
        (20) days of receipt of the annual accounting statement for such costs. Notwithstanding any provision to the contrary contained in the Sublease or in the Master Lease, and regardless of the definition of "Expenses" in the Master Lease, as between Sublessee and Sublessor under this Sublease, Sublessee shall not be obligated to pay its own prorata share of, and Operating Costs hereunder shall not include costs with respect to any of the following items: (1) repairs, restoration or other work occasioned by fire, wind or other casualty; (2) income and franchise taxes of Lessor or Sublessor; (3) expenses incurred in leasing to or procuring of tenants, leasing commissions, advertising and marketing expenses and expenses for the renovating of space leased to tenants; (4) interest or principal payments on any mortgage or other indebtedness or rent under any ground lease; (5) costs to construct the budding or costs incurred in order to repair defects in such construction; (6) expenses incurred in disputes with other tenants or due to Landlord's violation of any other lease in the building; (7) any penalties, interest or other charges due to late payment of any sums or due to negligence or wrongful conduct; (8) any capital cost or expense to the extent that it is paid or reimbursed from any person (other than as payment for Expenses), including costs reimbursed by warranty, insurance, service contracts, condemnation proceeds or otherwise; (10) any cost representing an amount paid to a person, firm, corporation or other entity related to Lessor that is in excess of the amount that would have been paid on a arms length basis in the absence of such relationship; (11) the cost of curing any violation of any law, ordinance or regulation or of remediating any environmental condition (unless caused by Sublessee); or
        (12) costs incurred in connection with the sale, financing, refinancing, selling or change of ownership of the building or any part thereof.

7.      SECURITY DEPOSIT.
        Sublessee shall deposit with Sublessor upon execution of this Sublease the sum of Eighty-Seven Thousand Seven Hundred Fifty-Eight and No/100 Dollars ($87,758.00) as security for Sublessee's faithful performance of Sublessee's obligations hereunder ("Security Deposit"). If Sublessee fails to pay rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder, Sublessor may use or apply all or any portion of the Security Deposit for the payment of any rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Sublessor may become obligated by reason for Sublessee default or breach, or for any loss or damage sustained by Sublessor as a result of Sublessee's default or breach. If Sublessor so uses any portion of the Security Deposit, Sublessee shall, within ten (10) days after written demand by Sublessor, restore the Security Deposit to the full amount originally deposited, and Sublease's failure to do so shall constitute a default under this Sublease. Sublessor shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit. In the event Sublessor assigns its interest in this Sublease, Sublessor shall deliver to its assignee so much of the Security Deposit as is then held by Sublessor. Within ten (10) days after the Term has expired, or Sublessee has vacated the Premises, or any final adjustment pursuant to Subsection 6.2 hereof has been made, whichever shall last occur, and provided Sublessee is not then in default of any of its obligations hereunder, the Security Deposit, or so much thereof as had not theretofore been applied by Sublessor, shall be returned to Sublessee or to the last assignee, if any, of Sublessee's interest hereunder.

8.      USE OF PREMISES.
        The Premises shall be used and occupied only for general office use and storage of and processing orders for electronics and other consumer products per applicable Rivergate district zoning, and for no other use or purpose.

9.      ASSIGNMENT AND SUBLETTING.
        Sublessee shall not assign this Sublease or further sublet all or any part of the Premises without the prior written consent of Sublessor (and the consent of Lessor, if such is required under the terms of the Master Lease), which shall not be unreasonably withheld and shall be processed in accordance with the process in the Master Lease.

10.     OTHER PROVISIONS OF SUBLEASE.
        All applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublessor were the lessor thereunder, Sublessee thereunder, and the Premises the Master Premises. With respect to the relationship between the Sublessor and the Sublessee, this Sublease will govern any conflict that may arise between the Sublease and the Master Lease. Sublessee assumes and agrees to perform the lessee obligations under the Master lease during the Term to the extent that such obligations are applicable to the Premises, except that the obligation to pay rent to Lessor under the Master lease shall be considered performed by Sublessee to the extent and in the amount rent is paid to Sublessor in accordance with Section 6 and Addendum A of this Sublease. Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sublessor shall exercise due diligence in attempting to cause Lessor to perform its obligations under the Master Lease for the benefit of Sublessee and shall use diligent efforts to obtain consents of Lessor required under the Master Lease. If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease, provided however, that if the Master Lease terminates as a result of a default or breach by Sublessor or Sublessee under this Sublease and/or the Master Lease, then the defaulting party shall be liable to the non-defaulting party for the damage suffered as a result of such termination. Notwithstanding the foregoing, if the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the building or project of which the Master Premises are a part, the exercise of such right by Sublessor shall not constitute a default or breach hereunder.

        Sublessor represents and warrants that the copy of the Master Lease provided to Sublessee is a true, complete and accurate copy of the Master Lease, and that Sublessor has the right, title, and authority to enter into this Sublease and to sublease the Premises to Sublessee, subject to obtaining the consent to Lessor. Sublessor agrees to keep the Master Lease I full force and effect throughout the full term of this Sublease, to perform all of its covenants and obligations thereunder ( (including without limitation the prompt and timely payment of all amounts payable to it pursuant to the terms of the Master Lease) to permit or suffer no amendment or modification thereto without the consent of the Sublessee and to do not act and to make no omission which might create a default or might occasion or permit the termination thereof. Sublessor shall not assign its interest under the Master Lease without written notice of such assignment to Sublessee. Sublessor shall deliver copies of all notices, including without limitation notices of default, given to or received from Lessor under the Master Lease, and Sublessee shall have the right, but not the obligation, to cure any default by Sublessor under the Master Lease, and to deduct from Rent any amounts reasonably paid in doing so.

11.     ATTORNEYS FEES.
        If Sublessor, Sublessee, or Broker shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorneys fees.

12.     AGENCY DISCLOSURE.
        Sublessor and Sublessee each warrant that they have dealt with no other real estate broker in connection with this transaction except CB RICHARD ELLIS, INC., who represents Sublessor and Norris, Beggs & Simpson, who represents Sublessee. In the event that CB RICHARD ELLIS, INC. represents both Sublessor and Sublessee, Sublessor and Sublessee hereby confirm that they were timely advised of the dual representation and that they consent to the same, and that they do not expect said broker to disclose to either of them the confidential information of the other party.

13.     COMMISSION.
        Upon execution of this Sublease, and consent thereto by Lessor (if such consent is required under the terms of the Master Lease), Sublessor shall pay Broker a real estate brokerage commission in accordance with Sublessor's contract with Broker for the subleasing of the Premises, if any and otherwise in the amount of Eighty-Six Thousand Six Hundred Fifty-Two and No/100 Dollars ($86,652.00), for services rendered in effecting this Sublease. SUBLESSOR IS REPRESENTED BY CB RICHARD ELLIS AND SUBLESSEE IS REPRESENTED BY NORRIS, BEGGS & SIMPSON. Broker is hereby made a third party beneficiary of this Sublease for the purpose of enforcing its right to said commission. PROVIDED SUBLESSOR AND SUBLESSEE EXTEND AND/OR EXPAND THE SUBLEASE AGREEMENT, SUBLESSOR SHALL PAY A LEASING COMMISSION EQUAL TO 5% OF THE AGGREGATE NET CONSIDERATION.

14.     NOTICES.
        All notices and demands which may or are to be required or permitted to be given by either party to the other hereunder shall be in writing. All notices and demands by the Sublessor to Sublessee shall be sent by United States Mail, postage prepaid, or reputable overnight carrier, addressed to the Sublessee at the Premises, and to the address hereinbelow, or to such other place as Sublessee may from time to time designate in a notice to the Sublessor. All notices and demands by the Sublessee to Sublessor shall be sent by United States Mail, postage prepaid, addressed to the Sublessor at the address set forth herein, and to such other person or place as the Sublessor may from time to time designate in a notice to the Sublessee.

        To Sublessor:  5002 D Street NW, Auburn, WA  98001

        To Sublessee:  1516 NW Thurman, Portland, OR  97209

15.     CONSENT BY LESSOR.
        THIS SUBLEASE SHALL BE OF NO FORCE OR EFFECT UNLESS CONSENTED TO BY LESSOR WITHIN 10 DAYS AFTER EXECUTION HEREOF, IF SUCH CONSENT IS REQUIRED UNDER THE TERMS OF THE MASTER LEASE.

16.     COMPLIANCE.
        The parties hereto agree to comply with all applicable federal, state and local law, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment In Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and the Americans With Disabilities Act.


Sublessor:     A & M Warehouses, Inc.            Sublessee:     800.COM, Inc.

By:     /s/ Nick Harbert                By:     /s/ Ken C. La Honta
   --------------------------------        --------------------------------
        Nick Harbert

Title:  President                       Title:  VP Finance, CFO
      -----------------------------           -----------------------------

By:                                     By:
   --------------------------------        --------------------------------

Date:   9/8/99                          Date:   9/10/99
     ------------------------------          ------------------------------

                        ADDENDUM TO REAL ESTATE SUBLEASE

                             DATED SEPTEMBER 8, 1999
                      BETWEEN 800.COM, INC., AS SUBLESSEE,
                    AND A & M WAREHOUSES, INC., AS SUBLESSOR


PREMISES            The Premises shall consist of approximately 210,000 square
DESCRIPTION:        feet, located in the northwest corner of the building as
                    depicted in Exhibit A-1. The Premises also contains approximately 3,500 square feet of office area in the corner of the premises (Exhibit A-2).

SUBLESSOR'S         Sublessor shall, at Sublessor's sole expense, provide the
IMPROVEMENTS:       following "turn key" improvements to the Premises; which
                    shall be completed in a good workmanlike manner in compliance with all laws, on or before the commencement date.

                    o construct a standard 12' high cyclone fence demising wall around the perimeter of the premises as depicted on Exhibit A-1.

                    o construct a "secured area" fence per applicable municipal code in an approximate 12,000 square foot area which is depicted on Exhibit A-1.

                    o install two (2) in-floor dock levelors (Kelly 6' x 8' - 30,000 lb. capacity or McGuire (MKA) - 25,000 lb. capacity) at mutually agreed upon location.

                    o construct an additional restroom facility with two toilets and a urinal per Exhibit A-2.

                    o construct a sink and counter area with two electrical outlets per Exhibit A-2.

                    On or before the commencement date, Sublessor shall deliver the Premises in broom clean condition, with all water, sewer, electrical, gas, HVAC (office), sprinkler (ESFR), roof (30' clear), dock doors, floors (6" thick), and standard freeze protection units in good working order and condition.

EARLY OCCUPANCY:    Commencing upon sublease execution, Tenant shall
                    have temporary occupancy of the Premises without charge for rent for the purpose of storing product, installing equipment, phone or data lines. Such early occupancy shall not interfere with Sublessor's improvements.

SUBLEASE RENT       The base monthly rental for the 210,000 SF space shall be
SCHEDULE:           $71,400.00 monthly per the following schedule (prorated for the month in which the Commencement Date occurs, if the Commencement Date is not the 1st day of the month).

                        ADDENDUM TO REAL ESTATE SUBLEASE

                             DATED SEPTEMBER 8, 1999
                      BETWEEN 800.COM, INC., AS SUBLESSEE,
                    AND A & M WAREHOUSES, INC., AS SUBLESSOR

Initial Term Rent Schedule
--------------------------
Months 1-12:                     $71,400/month                  ($.34/sf), NNN
Months 13-18:                    $75,600/month                  ($.36/sf), NNN

Extension Term Rent Schedule
----------------------------
Months 19-22                     $71,400/month                  ($.34/sf), NNN
Months 23-34                     $73,500/month                  ($.35/sf), NNN
Months 35-46                     $75,600/month                  ($.36/sf), NNN
Months 47-58                     $77,700/month                  ($.37/sf), NNN
Months 59-60                     $79,800/month                  ($.38/sf), NNN


                    The rental stated above is net rental, and it is understood that as additional rent are all direct expenses (operating expenses) equal to 40.2% of the operating costs incurred by the Sublessor throughout the sublease term, subject to the terms of Section 6.2 of the sublease.

BALLOON PAYMENT:    Provided Sublessee vacates the Premises at the
                    conclusion of the initial term of the sublease, Sublessee shall pay to Sublessor a balloon payment equal to $29,310.00 which represents an unamortized Tenant Improvement allowance.

SUBLESSEE'S         Sublessee shall be responsible for insuring its own contents
RESPONSIBILITIES    and for obtaining liability insurance during the lease term
AND EXPENSES:       and shall provide proof of insurance prior to occupancy.

MUTUAL WAIVER OF    Anything in this Sublease to the contrary notwithstanding,
SUBROGATION:        Sublessor and Sublessee hereby waive and release each other of and from ant and all rights of recovery, claim, action or cause of action, against each other, their partners, agents, officers and employees, for any loss or damage that may occurs to the Premises, Master Premises or building, or personal property therein, that is covered by valid and collectible insurance in effect at the time of such loss or damage regardless of cause of origin, including negligence of Sublessor or Sublessee and their partners, agents, officers and employees. Sublessor and Sublessee agree to give immediately to their respective insurance companies which have issued policies of insurance covering any risk of direct physical loss, written notice of the terms of the mutual waivers contained in this Section.

                        ADDENDUM TO REAL ESTATE SUBLEASE

                             DATED SEPTEMBER 8, 1999
                      BETWEEN 800.COM, INC., AS SUBLESSEE,
                    AND A & M WAREHOUSES, INC., AS SUBLESSOR


SUBLEASE            Provided Sublessee is not in default of the Sublease
EXPANSION:          agreement, Tenant shall have a right to expand into an
                    additional 100,000 SF of adjacent space as depicted on Exhibit Al attached hereto. The rate of such expansion space will be based on an initial shell rate of $.33/sf and adjusted annually (August) by 3%. Sublessee shall provide thirty (30) days written notice of their intent to expand, and Sublessor shall utilize their best efforts to accommodate such expansion. Sublessee shall be responsible for any expenses involved with such expansion, such as relocation of product, moving or adding demising walls, etc.
                    Also, the parties understand that Sublessor (AMWI) is a logistics provider and may be able to accommodate an expansion request by providing mutually beneficial third-party logistics services.

SUBLEASE            Throughout the Sublease term, Sublessee shall have the right
EXTENSION:          to extend the sublease for a term equal to five (5) years
                    from the Commencement Date. The rental rate for such extension will be adjusted to $.34/sf (NNN) at the time of extension commencement, and will provide a three percent
                    (3%) annual increase. Sublessee shall provide five (5) month written notice of such intent to extend the sublease term.

UTILITIES:          In the event utilities serving the Premises are separately metered, Sublessee shall pay all charges for utilities consumed by Sublessee in the Premises, as separately metered, to the applicable utility company. In the event such utilities are not separately metered, Sublessee shall pay its proportionate share of such utilities to Sublessor, as determined based on the number of square feet in the Premises and taking into account Sublessee's use thereof.

                        ADDENDUM TO REAL ESTATE SUBLEASE

                             DATED SEPTEMBER 8, 1999
                      BETWEEN 800.COM, INC., AS SUBLESSEE,
                    AND A & M WAREHOUSES, INC., AS SUBLESSOR


CASUALTY AND        In the event of fire of other casualty damage to the
CONDEMNATION:       Premises or any material portion thereof, that cannot be
                    repaired of otherwise restored within ninety (90) days of such damage and that materially and adversely affect
                    Sublessee's use of the Premises, Sublessee shall have the right to terminate the Sublease upon written notice to Sublessor. If this Sublease is not so terminated, Rent due hereunder shall abate until such time as the Premises is restored and again useable by Sublessee. In the event of a condemnation of any material portion of the Premises, such that the remained of the Premises is not useable by Sublessee for the use specified in this Sublease, Sublessee shall have the right to terminate this Sublease upon written notice to the Sublessor. If this Sublease is not terminated, Rent shall be adjusted on a pro rata basis based on the number of square feet in the Premises so condemned.

                        ADDENDUM TO REAL ESTATE SUBLEASE

                             DATED SEPTEMBER 8, 1999
                      BETWEEN 800.COM, INC., AS SUBLESSEE,
                    AND A & M WAREHOUSES, INC., AS SUBLESSOR


In the event of any conflict between the terms of this Addendum and the Sublease, the terms of this Addendum shall prevail.


Sublessor: A & M Warehouses, Inc.       Sublessee: 800.COM, Inc.

By:      /s/ Nick Harbert               By:     /s/ Ken La Honta
   --------------------------------         -------------------------------
         Nick Harbert

Title:   President                      Title:  VP Finance CFO

Address: 5002 D Street, NW              Address: 1516 NW Thurman
         Auburn, WA  98001                       Portland, OR  97209

Date:    9/8/99                          Date:   9/10/99

                        ADDENDUM TO REAL ESTATE SUBLEASE

                             DATED SEPTEMBER 8, 1999
                      BETWEEN 800.COM, INC., AS SUBLESSEE,
                    AND A & M WAREHOUSES, INC., AS SUBLESSOR

                                   EXHIBIT A-1

                                    SITE PLAN

                                    [GRAPHIC]

                        ADDENDUM TO REAL ESTATE SUBLEASE

                             DATED SEPTEMBER 8, 1999
                      BETWEEN 800.COM, INC., AS SUBLESSEE,
                    AND A & M WAREHOUSES, INC., AS SUBLESSOR


                                   EXHIBIT A-2

                                   FLOOR PLAN

                                    [GRAPHIC]